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                                                                       Exhibit 5


June 14, 1999


The Dial Corporation
15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619

      RE: REGISTRATION STATEMENT ON FORM S-8 FOR THE DIAL CORPORATION 401(k) PLAN FOR HOURLY EMPLOYEES (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998) (THE "PLAN")

Ladies and Gentlemen:

      This opinion is delivered in connection with the registration by The Dial Corporation, a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), as amended, of an additional 150,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), together with the associated preferred stock purchase rights (the "Rights"), issuable pursuant to the Plan.

      In arriving at this opinion, I have examined such corporate instruments, documents, statements and records of the Company, and I have examined such statutes and regulations and have conducted such legal analysis, as I have deemed relevant, necessary and appropriate for the purposes of this opinion. I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all the documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. I also have assumed that any future changes to the terms and conditions of the Plans will be duly authorized by the Company and will comply with all applicable laws.

      Based on the foregoing, I am of the opinion that the additional 150,000 shares of Common Stock to be issued pursuant to the Registration Statement, together with the associated Rights, have been duly authorized and, when issued and delivered by the Company in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable securities of the Company.

      I hereby consent to the reference to my name in the Registration Statement and further consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent
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is required under Section 7 of the Act or the rules and regulations of the
Securities and Exchange Commission.

      The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

                                  Very truly yours,


                                  /s/ Jane E. Owens
                                  -------------------------------------------
                                  Jane E. Owens
                                  Senior Vice President, General Counsel
                                  and Secretary